UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	April 24, 2009 April 23, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33541 (Commission File Number)	20-8356960 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

Amendment to Boise Inc. Incentive and Performance Plan

On April 23, 2009, our shareholders approved an amendment to Section 3.1 (Shares Available for Awards) of the Boise Inc. Incentive and Performance Plan (the Plan), which increased the number of shares authorized for issuance under the Plan by 12,000,000 shares, bringing the total number of shares authorized for issuance under the Plan to 17,175,000.

2009 Equity Awards

On March 16, 2009, the company’s elected officers and key employees, including the Named Executive Officers shown in the following table, were granted, at no cost to the employee, time-vesting restricted stock or restricted stock units under the Boise Inc. Incentive and Performance Plan (the Plan) pursuant to a Restricted Stock (Restricted Stock Unit) Award Agreement.  These 2009 equity awards were contingent on shareholder approval of the amendment to the Plan described above.  Twenty percent of the shares or units will vest on March 15, 2010, 20% will vest on March 15, 2011, and the remaining 60% will vest on March 15, 2012, subject to the provisions of the Restricted Stock (Restricted Stock Unit) Award Agreement.

Name	Restricted Stock	Restricted Stock Units

Alexander Toeldte	960,000	—

Robert M. McNutt	398,500	—

Jeffrey P. Lane	230,000	—

Robert E. Strenge	—	230,000

Robert A. Warren	—	290,000

The above summaries do not purport to be complete and are subject to and qualified in their entirety by reference to the text of the Plan and the forms of the Restricted Stock (Restricted Stock Unit) Award Agreements filed as Exhibits 99.1, 99.2, and 99.3, respectively, to this Report on Form 8-K.  Exhibits 99.1, 99.2, and 99.3 are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 99.1

Boise Inc. Incentive and Performance Plan, Effective February 22, 2008 (Amended as of April 23, 2009)

Exhibit 99.2

Form of 2009 Restricted Stock Award Agreement (Officers)

Exhibit 99.3

Form of 2009 Restricted Stock Unit Award Agreement (Officers)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and Corporate Secretary
Date: April 24, 2009